EMPLOYMENT AGREEMENT GEORGE THOMAS BAILEY

                  THIS  AGREEMENT,  made this first day of July 1, 2000,  by and between REpipeline.com, Inc. a Delaware corporation (hereinafter called "Employer") , and George Thomas Bailey, an individual residing at 7115 Bremerton Ave Dallas, Texas 75252 (hereinafter called "Executive").

BACKGROUND

     A. Executive has been President and Chief Executive Officer of Employer prior to the execution of this Agreement.

     B.  REpipeline.com,   Inc.  is  a  wholly  owned  subsidiary  of  Photonics
Corporaiton which was a result of a merger with REpipeline.com, Inc. , a Texas corporation, finalized as of November 28, 2000.

     C. Employer wishes to employ Executive and Executive wishes to continue his employment by Employer on the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Employer and Executive agree as follows:

          1. EMPLOYMENT. Employer hereby agrees to employ Executive and Executive hereby accepts employment by Employer for the period and upon the terms and conditions specified in this Agreement.

          2.   OFFICE AND DUTIES.

               (a) Executive shall serve Employer generally as (i) President of Employer and (ii) President, Chief Executive Officer. Executive shall have the duties, authority and responsibilities consistent with the duties, authority and responsibilities typically performed by persons serving in such capacities of businesses of similar size. In such capacities, Executive shall report directly to the Board of Directors.

               (b) Executive shall serve as a member of the Board of Directors of Employer unless he is not elected by the shareholders of Employer.

               (c) So long as Executive shall remain an employee of Employer, Executive agrees to devote his best efforts and substantially all his working time, energy and skill to the performance of his duties hereunder. Notwithstanding the foregoing, Executive may engage in charitable, civic, fraternal and professional association activities and may manage personal investments so long as they do not unreasonably interfere with the carrying out of his duties and responsibilities hereunder.

               (d) The principal place of employment of Executive shall be Dallas, Texas.

               (e) It is understood however and agreed that Executive may be required in connection with the performance of his duties to travel from time to time. When required to travel to and/or spend time at such other locations, Executive's reasonable travel expenses shall be reimbursed by Employer, upon submittal of vouchers in accordance with the general reimbursement policies of Employer, or at Executive's request, he shall be entitled to receive reasonable advances of such travel expenses.

          3. TERM. The term of employment ("Term of Employment") of Executive pursuant to this Agreement shall be four (4) years, commencing on the date the Merger is effective (as determined pursuant to the Agreement and Plan of Merger. Unless either party elects to terminate this Agreement at the end of the initial or any renewal term by giving the other party written notice of such election at least ninety (90) days before the expiration of the then current term, the Term of Employment shall be deemed to have been renewed for an additional term of one
(1) year commencing on the day after the expiration of the then current term.

          4.   COMPENSATION.

               (a) For all of the service rendered by Executive to Employer, Executive shall receive: (i) Base Compensation at the gross annual rate (without regard to authorized or legally required deductions and withholdings) of $150,000 annual salary base. Such annual salary shall remain in effect until the Company has completed a minimum of $2M in equity or debt funding after the date of the contract herein. $225,000 annual salary base after the Company has achieved $2M in equity funding after the date of the contract herein.

               (b) Bailey will be entitled to an annual bonus of 100% of base salary and the board of directors and Bailey will agree on the objectives for the annual bonus. The Bailey bonus plan will be consistent with the bonus plan for the compensation plan for Senior Executives for the Company and will be competitive with the market for public companies.

               (c) $200,000 signing bonus of which is to be paid 1/2 in cash and 1/2 in common stock of the Company, based on a value of $.10 per share. The company has the option to pay Bailey in all cash in lieu of stock. If the Company elects to pay 50% of the bonus in stock Bailey will be eligible to sell such stock to pay income tax or the company has the option to pay such income tax for Bailey. Such signing bonus is commensurate with the Company successfully completing any equity funding, raising in excess of $ 2.0M and such bonus is to be paid 30 days after the Company reaches equity fund raising.

               (d) Base Compensation will be reviewed at the first time after the date hereof that Employer generally reviews its senior executives and annually thereafter, and may be increased in connection with such review if and to the extent such an increase is determined to be appropriate by the Board of Directors of Employer. Executive's Base Compensation in any year shall not be less than the Base Compensation in the preceding year.

               (e) Executive shall receive stock options. "Stock options" for the purposes of this paragraph shall be defined broadly and shall include by way of example stock appreciation rights, restricted stock awards and other incentive equity based compensation arrangements.

               (g) Payments to the Executive will be in cash and in the event, the company cannot make the cash payment upon the demand, the Executive and Company will mutually agree on a form of compensation.

          5.   EQUITY

               (a) 7,354,039 Stock options. Such shares will be rescinded and returned to the Company's treasury should Bailey resign prior to 1 year of service. (July 1, 2001)

               (b) 3,677,019 stock options will be awarded to Bailey for building the Company infrastructure. Bailey will present to the Board of Directors an organization and implementation plan for their approval upon the completion of the business plan. Section b. performance standards for Bailey will be for the Senior management team. The shares and equity in section b. are also contingent upon the raising of $2.0M in capital to support the company's capital needs in the first 12 months of operations.

               (c) 3,677,019 stock options will be awarded to Bailey for meeting acquisition goals. The acquisition goal is to acquire three companies, divisions of companies, or software and source code in the first 18 months.

          Bailey's s options exercise price will be $.01 and when exercised will be drawn from acquisition and financing sub and not a dilution to all shareholders.

          6.   CHANGE IN OWNERSHIP OR RESIGNATION FOR GOOD CAUSE

               (a) Should the Company have a change in ownership by virtue of a merger or acquisition, whereby the net effect is a change in Bailey's title, responsibilities job location or pay structure of the position herein, Bailey would have the option to accept such change or elect to not accept such changes and resign from the Company and all stock options will be fully vested. If any of the conditions in section thirteen (13) occur then Bailey will have the option to not accept such actions and all stock options will be fully vested.

          7.   QUALIFIED STOCK OPTIONS

               (a) Bailey shall be issued 500,000 stock options from the company with a $.10 per option strike price. Such options shall vest at the rate of 33 and third percent on an annual basis for three years. This plan will be consistent with the executive stock option plan and part of a qualified stock option plan. The Company shall cancel options not vested upon termination or resignation. Under the terms hereinabove, immediately and Bailey will have 60 days to exercise all vested stock options. Options shall automatically expire seven years from date they are vested.

          8.   FRINGE BENEFITS.

          As an inducement to Executive to enter into this Agreement, and in consideration of Executive's covenants under this Agreement, Executive shall be entitled to the benefits set forth below during the Term of Employment.

               (a)  Executive  shall  have the  opportunity  to  participate  in
Employer's benefit plans on the same basis as other Senior Management, including but not limited to: automobile allowance; health insurance; life insurance;
accident insurance; disability insurance, short term and long term; paid time off (including vacation, sick, and personal time); club and professional memberships; legal, tax, or accounting services; coverage under general liability and director and officers liability insurance; and profit sharing, 401(k), pension, employee stock ownership, and other retirement plans.

               (b) Employer will reimburse Executive for all reasonable expenses incurred by Executive in connection with the performance of Executive's duties hereunder upon receipt of documentation there for in accordance with Employer's regular reimbursement procedures and practices in effect from time to time.

               (c) Employer shall provide Executive with a fully furnished office, and the facilities of Employer shall be generally available to Executive in the performance of Executive's duties, it being understood that all equipment, supplies, secretarial staff and other office personnel required in the performance of Executive's duties shall be supplied by Employer.

          9. DISABILITY. If Executive suffers a Disability (as defined below), Employer may terminate this Agreement at any time thereafter by giving Executive thirty (30) days written notice of termination. "Disability" shall mean Executive's inability for a period of one hundred eighty (180) consecutive days, to perform the essential duties of Executive's position, with any reasonable accommodation required by law, due to a mental or physical impairment which substantially limits one or more major life activities.

          10. DEATH. If Executive dies during the Term of Employment, the Term of Employment and Executive's employment with Employer shall terminate as of the date of death.

          11. DEATH AND DISABILITY PAYMENTS. In the event of the termination of Executive's employment due to Executive's death or Disability, Executive or Executive's legal representatives, as the case may be, shall be entitled to:

               (a) in the case of death, unpaid Base Compensation earned through Executive's date of death and continued Base Compensation at a rate in effect at the time of death for a period of twelve (12) months following the month in which such termination of employment due to death occurs, or in the case of Disability, unpaid Base Compensation earned through Executive's date of termination plus the disability benefit available under Employer's normal procedures and policies for its most senior executives;

               (b) any performance or special incentive bonus earned but not yet paid;

               (c) pro rata bonus or other bonus(es) for the year in which employment terminates due to death or Disability;

               (d) reimbursement for expenses incurred but not yet reimbursed by Employer; and

               (e) any other compensation and benefits to which Executive or Executive's legal representatives may be entitled under applicable plans, programs and agreements of Employer to the extent permitted under the terms hereof.

          12.  TERMINATION FOR CAUSE.

               (a) Employer may terminate Executive's employment relationship with Employer at any time for Cause in the manner set forth below.

          "Cause" shall mean:

                    (i) Executive is imprisoned for more than thirty (30) consecutive days for any crime or convicted of a felony or other crime involving moral turpitude or has entered a plea of nolo contendere (or similar plea) to a charge of such an offense;

                    (ii) Executive's willful misconduct in the performance of his duties and responsibilities hereunder or Executive's material neglect, refusal or failure to perform his employment duties and responsibilities on more than one occasion, other than for reasons of sickness, accident or similar causes beyond Executive's control; or

                    (iii) Executive willfully violates Section 13 of this Agreement.

               (b) If Employer believes that an event constituting Cause has occurred, Employer must give Executive written notice of its intention to terminate this Agreement for Cause. The preceding sentence notwithstanding, Executive's employment shall not be deemed to have been terminated for Cause unless (i) Employer has given or delivered to Executive reasonable notice setting forth the reasons for Employer's intention to terminate Executive's employment for Cause; (ii) if the written notice is of an event constituting Cause as defined herein and if and only if the event is capable of being cured, Executive shall have thirty (30) days following actual receipt of such notice in which to cure; (iii) Executive shall have been given a reasonable opportunity at any time during the 30-day period after Executive's receipt of such notice, for Executive, together with Executive's counsel, to be heard before the Board of Directors of Employer; and (iv) if such a Board hearing occurs, a second written notice from Employer stating that, in the good faith opinion of not less than a majority of the entire membership of the Board, Executive was guilty of the conduct giving rise to termination for Cause as defined herein. In the event Executive's employment is terminated by Employer for Cause, Executive shall be entitled to:

                    (i) Unpaid Base Compensation earned at the rate in effect at the time of Executive's termination through the date of termination of Executive's employment;

                    (ii) any performance or special incentive bonus earned to the date of employment termination but not yet paid;

                    (iii) reimbursement for expenses incurred but not yet reimbursed by Employer; and

                    (iv) any other compensation and benefits to which Executive may be entitled under applicable documents relating to plans, programs and agreements of Employer.

          13. RESIGNATION FOR GOOD REASON. Executive may resign and terminate his employment relationship for Good Reason upon ten (10) days prior written notice by Executive to Employer, in which event he shall be entitled to the payments set forth in Sections 6,5 & 14; provided, however, that if Executive does not send a notice to Employer invoking his rights under this section within one year after the occurrence of the specific event constituting Good Reason, Executive shall no longer be able to invoke his rights under this section with respect to such specific event. "Good Reason" shall mean any of the following:

               (a) Executive is removed by Employer from, either or both of the positions described in Section 2(a) other than for Cause;

               (b) there is a diminution in Executive's authority, duties or responsibilities normally associated with either of Executive's positions or there are assigned to Executive duties and responsibilities materially inconsistent with those normally associated with either of such positions other than for Cause, which is not cured within thirty (30) days after written notice to Employer; provided, however, that Executive shall not be required to give notice and provide Employer an opportunity to cure pursuant to this subsection
(b) more than once in any twelve month period prior to terminating this Agreement pursuant to this subsection (b);

               (c) the failure of the Board of Directors to nominate Executive for re-election as a director other than for Cause, or the removal of Executive as a director other than for Cause;

               (d)  any  change  in the  reporting  relationships  described  in
Section 2, which is not cured within thirty (30) days after written notice to Employer; provided, however, that Executive shall not be required to give notice and provide Employer an opportunity to cure pursuant to this subsection (d) more than once in any twelve month period prior to terminating this Agreement pursuant to this subsection (d);

               (e) any failure by Employer to comply with any of the provisions of this Agreement and/or any breach by Employer of any of the terms of this Agreement which is not cured within thirty (30) days after written notice to Employer; provided, however, that Executive shall not be required to give notice and provide Employer an opportunity to cure pursuant to this subsection (e) more than once in any twelve month period prior to terminating this Agreement pursuant to this subsection (e);

               (f)  any  purported   termination   by  Employer  of  Executive's
employment otherwise than as expressly permitted by this Agreement;

               (g) any action taken by Employer, including without limitation, a restructuring, which reduces materially the assets, net worth, cash flow or earnings of Executive's business unit;

               (h) Executive's benefits under any material benefit plan or program of Employer or Executive's incentive or equity opportunity under any material incentive or equity program of Employer is or are reduced other than a reduction caused by changes that are applicable to all other senior executives in a similar manner;

               (i) the assignment of Executive to office space which is not commensurate with his position and title, the failure of Employer to provide the ministerial, administrative and secretarial support customarily associated with the title and position or the withdrawal by Employer of any such ministerial, administrative and secretarial support.

          14. TERMINATION PAYMENTS. In the event Executive's employment is terminated by Employer without Cause, or in the event Executive resigns for Good Reason, Executive shall receive his Base Compensation for the greater of the remaining term of this Agreement or one year (such length of time being the "Payment Term") in a lump sum (minus applicable withholding taxes) within five
(5) days after the date Executive's employment terminates. In addition, Employer shall pay (a) the premiums in connection with Executive's continued participation in Employer's group health plan pursuant to COBRA or otherwise for the length of the Payment Term; and (b) reimbursement for expenses incurred but not yet reimbursed by Employer.

          15. EMPLOYER PROPERTY. All advertising, sales, manufacturers' and other materials or articles or information, including without limitation data processing reports, computer programs, software, customer information and records, business records, price lists or information, samples, or any other materials or data of any kind furnished to Executive by Employer or developed by Executive on behalf of Employer or at Employer's direction or for Employer's use or otherwise in connection with Executive's employment hereunder, are and shall remain the sole property of Employer, including in each case all copies thereof in any medium, including computer tapes and other forms of information storage. If Employer requests the return of such materials at any time at or after the termination of Executive's employment, Executive shall deliver all copies of the same to Employer immediately.

          16.  CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION.

               (a) Except with the prior written consent of Employer, during Executive's active employment with Employer and for a period of one (1) year after the termination of Executive's employment with Employer, but in no event less than five (5) years after the date hereof (the "Restricted Period"), Executive agrees that he shall not disclose or make available, directly or indirectly, to others or use for his or others' benefit confidential information, whether or not reduced to written or other recorded from, related to Employer and its subsidiaries, including the names of customers, the contact persons at customers, pricing, the software programs utilized by Employer and its subsidiaries in the operation of its business and all other information material to the operation, management, marketing or financing of Employer and its subsidiaries which is not known or generally available to the public or competitors in the records management or records storage industries.

          The confidentiality obligations of this Section shall not apply to information:

                    (i) which is required to be disclosed by judicial or administrative process or order, or by other requirements of law;

                    (ii) which is or becomes generally available to the public other than as a result of a breach of this Section 13;

                    (iii) which is received from a third party who obtained such information other than under an obligation of confidentiality; or

                    (iv) which the Employer discloses on a non-confidential basis or otherwise makes available to the general public or the trade.

               (b) Executive agrees that during the Restricted  Period, he shall not directly or indirectly own, manage, engage in, participate in, provide advice to, be employed by, have a financial interest in, or solicit or attempt to obtain business from any customer of Employer or any of its subsidiaries on behalf of, any enterprise which provides records management or records storage and related services to business facilities (including, without limitation, the management, handling, storage, filing, processing and retrieval of medical records used by hospitals, private practitioners, and other medical institutions) located in the geographic areas in which Executive oversees operations at the time of the termination of his employment (the "Restricted Area"). Section 13(b) shall not prohibit Executive from owning equity securities of Employer or acquiring up to five percent (5%) of any class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, of any corporation which may engage in the records management storage services in direct competition with the business of Employer and its subsidiaries within the Restricted Area.

               (c) Executive agrees that during the Restricted Period, Executive shall not on his own behalf or on behalf of any other person under his control or on behalf of others, directly or indirectly solicit for employment (including as an independent contractor), or endeavor to entice away, any of the officers, employees or independent contractors of Employer and its subsidiaries who perform services for Employer and its subsidiaries. For the avoidance of doubt, Employer acknowledges that this Section 13(c) shall not prohibit Executive from employing, on his own behalf or on behalf of any other person under his control or on behalf of others, a former officer, employee or independent contractor of Employer and its subsidiaries who has ceased to perform services for Employer and its subsidiaries without enticement by Executive and who seeks employment (including as an independent contractor) by Executive without solicitation by Executive.

               (d) Executive acknowledges that he has carefully read all the terms herein stated and agrees that the same are necessary for the reasonable and proper protection of Employer; and that each and every covenant is reasonable with respect to such matter, length of time, and the geographical area described; and that irrespective of all other conditions, the covenants and restrictions hereinabove provided shall be operative during the full period and throughout the geographical area described. In the event any court finds any such restraint or limitation to be unreasonable, then it is the intent of the parties that such court should determine the maximum restraint or limitation which is reasonable and enforcement will be of that restraint or limitation.

               (a) Executive acknowledges that confidential information in his possession related to the Employer and its subsidiaries has particular value, the loss of confidentiality of which by communication to unauthorized persons cannot be reasonably or adequately compensated for by damages alone. Moreover, Executive agrees that any breach of paragraphs (a) (b) and (c) of this Section 13 would give rise to damages which would be difficult to calculate. Therefore, the parties hereby agree that in the event of a breach of any of the terms and conditions of this Section 13, the Employer shall be entitled to equitable relief by way of an injunction. This Section 13 shall not be construed as a limitation upon the Employer's remedies for such breach.

               (b) The restrictions contained in this Section 13 shall be broadly construed by any court having jurisdiction of the matter in order to protect the Employer to the maximum degree possible.

         17.   INDEMNIFICATION.

               (a) Employer shall indemnify Executive to the fullest extent permitted by Texas law in effect on the date hereof against all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, penalties, ERISA excise taxes, penalties and amounts paid in settlement) reasonably incurred by Executive in connection with a Proceeding. For the purposes of this Section 14, a "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which Executive is made, or is threatened to be made, a party to, or a witness in, such action, suit or proceeding by reason of the fact that he is or was an officer, director or employee of Employer or is or was serving as an officer, director, member, employee, trustee or agent of any other entity at the request of Employer.

               (b) Employer shall advance to Executive all reasonable costs and expenses incurred in connection with a Proceeding within 20 days after receipt by Employer of a written request for such advance. Such request shall include an itemized list of the costs and expenses and an undertaking by Executive to repay the amount of such advance if ultimately it shall be determined that he is not entitled to be indemnified against such costs and expenses.

               (c) If Executive in fact meets the applicable standard of conduct, he shall be entitled to indemnification whether or not Employer
(whether by the Board, the shareholders, independent legal counsel or other party) determines that indemnification is proper because he has met such applicable standard of conduct. Neither the failure of Employer to have made such a determination prior to the commencement by Executive of any suit or arbitration proceeding seeking indemnification, nor a determination by Employer that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct.

               (d) Employer shall not settle any Proceeding or claim in any manner which would impose on Executive any penalty or limitation without Executive's prior written consent. Neither Employer nor Executive will withhold consent to any proposed settlement unreasonably.

               (e) Employer shall maintain a policy of directors and officers liability insurance in a reasonable amount of coverage.

          18. NO MITIGATION: NO OFFSET. In the event of any termination of Executive's employment under this Agreement, Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain.

          19. NATURE OF PAYMENTS. Any amounts due Executive under this Agreement in the event of any termination of Executive's employment with Employer are in the nature of severance payments, or liquidated damages which contemplate both direct damages and consequential damages that may be suffered as a result of the termination of Executive's employment, or both, and are not in the nature of a penalty.

          20.  MISCELLANEOUS.

               (a) INDULGENCES. ETC. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

               (b) CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Texas, notwithstanding any conflict-of-laws doctrines of such jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

               (c) NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered (personally, by recognized national courier service, or by other messenger, for delivery to the intended addressee) or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                    (i)  If to Executive:

                         7115 Bremerton Court
                         Dallas, Texas 75252
                         Attention: Tom Bailey

                    (ii) If to Employer:

                         12377 Merit Drive Suite 400
                         Dallas, Texas 75251
                         Attention: Chip Langston

          Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

               (d) BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of Employer, its permitted successors and permitted assigns and shall be binding upon Executive and shall inure to the benefit of Executive and his estate and personal representatives. This Agreement may not be assigned by either party (including by operation of law) without the prior written consent of the other party.

               (e) EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

               (f) ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

               (g) SECTION HEADINGS. The Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

               (h) NUMBER OF DAYS. Except as otherwise provided herein, in computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

               (i) SETTLEMENT OF DISPUTES. Any disputes regarding the interpretation of the Agreement or relating to Executive's employment shall be resolved by binding arbitration to be held in Dallas, Texas in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association then in effect.

                    IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement in Dallas County, Texas on the date first above written.

                              REpipeline.com

                              By:
                                 ----------------------------
                                 Chip Langston
                                 Chief Financial Officer and Member of the Board

Attest:
       ------------------------
             Secretary

                                 ----------------------------
                                 Executive